UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ERBA Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ERBA Diagnostics, Inc.
14100 N.W. 57th Court
Miami Lakes, Florida 33014

August 22, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of ERBA Diagnostics, Inc., which will be held on September 10, 2013 at 10:00 a.m., local time, at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130.

At the Annual Meeting, our stockholders will be asked to: (i) elect three directors to our Board of Directors; (ii) approve an amendment to our Amended and Restated Certificate of Incorporation to declassify our Board of Directors; (iii) vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers, as disclosed in the accompanying Notice of Annual Meeting and Proxy Statement under the section entitled “Compensation of Named Executive Officers” (commonly known as “say-on-pay”); (iv) vote, on a non-binding advisory basis, on the frequency with which we should hold future advisory votes on Named Executive Officer compensation (commonly known as “say-on-frequency”); and (v) consider any other business that may be properly brought before the Annual Meeting.

The Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, more fully describe the actions to be considered by our stockholders at the Annual Meeting.

Our Board of Directors recommends that you vote your shares “FOR” the election of each of the three nominees named in the Proxy Statement to our Board of Directors, “FOR” the amendment of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors, “FOR” the say-on-pay proposal, and “EVERY THREE YEARS” for the say-on-frequency proposal. ERBA Diagnostics Mannheim GmbH, directly or indirectly, beneficially owns approximately 82.4% of our issued and outstanding Common Stock. ERBA Diagnostics Mannheim GmbH has advised us that they intend to vote, or cause to be voted, all shares of our Common Stock directly or indirectly beneficially owned by them in the manner recommended by our Board of Directors for each of the four proposals, which are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Accordingly, the election of the three director nominees is assured, the amendment of our Amended and Restated Certificate of Incorporation to declassify our Board of Directors is assured, the say-on-pay proposal is assured to be approved by a majority vote and the say-on-frequency proposal is assured to cause future advisory votes on Named Executive Officer compensation to be held every three years.

Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to promptly sign, date and mail the enclosed proxy in the pre-stamped envelope provided. Your participation is valued. The prompt return of your proxy will save us from incurring additional solicitation expenses. Please vote today.

On behalf of our Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Sanjiv Suri,
Interim Chief Executive Officer

ERBA Diagnostics, Inc.
14100 N.W. 57th Court
Miami Lakes, Florida 33014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 10, 2013

Notice is hereby given that the 2013 Annual Meeting of Stockholders of ERBA Diagnostics, Inc. (the “Company”) will be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130, on September 10, 2013 commencing at 10:00 a.m., local time, for the following purposes:

1.	To elect three directors to the Company’s Board of Directors, two of whom will serve for a three-year term and one of whom will serve for a one-year term;
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors;
3.	To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers, as disclosed in the accompanying Proxy Statement under the section entitled “Compensation of Named Executive Officers” (commonly known as “say-on-pay”);
4.	To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation (commonly known as “say-on-frequency”); and
5.	To consider such other business as may properly be brought before the Annual Meeting or any postponement or adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement which forms a part of this Notice of Annual Meeting.

Only stockholders of record at the close of business on July 12, 2013 are entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,

Sanjiv Suri,
Interim Chief Executive Officer

Miami Lakes, Florida
August 22, 2013

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

ERBA Diagnostics, Inc.
14100 N.W. 57th Court
Miami Lakes, Florida 33014

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ERBA Diagnostics, Inc. (the “Company”) of proxies for use at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at Museum Tower, 150 West Flagler Street, 22nd Floor, Miami, Florida 33130, on September 10, 2013 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about August 22, 2013.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Who is entitled to vote?

Only holders of record of the Company’s Common Stock at the close of business on July 12, 2013 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 43,658,221 shares of the Company’s Common Stock were issued and outstanding. Holders of the Company’s Common Stock are entitled to one vote per share on all matters to be considered at the Annual Meeting. Stockholders who wish to attend the Annual Meeting may contact the Company’s Customer Service Department at (305) 324-2300 for directions to the Annual Meeting.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To elect three directors to the Company’s Board of Directors, two of whom will serve for a three-year term and one of whom will serve for a one-year term;
2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors;
3.	To vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (as defined in the introductory paragraph to the “Summary Compensation Table” below), as disclosed under the section entitled “Compensation of Named Executive Officers” (commonly known as “say-on-pay”); and
4.	To vote, on a non-binding advisory basis, on the frequency with which the Company should hold future advisory votes on Named Executive Officer compensation (commonly known as “say-on-frequency”).

Although the Board of Directors is unaware of any other matter to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting upon which stockholders are entitled to vote, then the persons named in the proxy will vote as proxies in accordance with their own best judgment on those matters.

How do I vote?

The Board of Directors recommends that you vote “FOR” the election of each of the three nominees to the Board of Directors, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, “FOR” the say-on-pay proposal and “EVERY THREE YEARS” for the say-on-frequency proposal. Each proxy solicited, if properly completed and received by the Company prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein.

If, on the Record Date, your shares were registered in your name directly with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, in order to ensure that your vote is represented at the Annual Meeting and at any and all postponements or adjournments thereof, the Company encourages you to complete, sign, date and return the enclosed Proxy Card in the postage pre-paid envelope provided.

If, on the Record Date, your shares were held beneficially through a brokerage account or through a bank or other nominee, then you are considered the beneficial owner of the shares but not the record holder of the shares, and your shares are held in “street name.” If you hold your shares in “street name,” then to vote your shares, you must follow the voting instructions that you receive from your broker, bank or other nominee. If you hold your shares in “street name,” then you will not be entitled to vote in person at the Annual Meeting (although you will be permitted to attend) unless you have obtained a signed proxy from your broker, bank or other nominee giving you the right to vote the shares. If you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee can vote your shares with respect to “discretionary” matters, but cannot vote your shares with respect to “non-discretionary” matters. If you do not give voting instructions to your broker, bank or other nominee, and if your broker, bank or other nominee does not have discretionary authority to vote your shares, then this is called a “broker non-vote.”

The proposal to elect the three nominees named in the Proxy Statement to the Board of Directors is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on, and will effectively count as votes to “WITHHOLD” with respect to, this proposal. Accordingly, if you hold your shares in “street name,” then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

The proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on, and will have the same effect as voting “AGAINST,” this proposal. Accordingly, if you hold your shares in “street name,” then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

The say-on-pay proposal is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on this proposal and will not have any impact on the outcome of this proposal.

The say-on-frequency proposal is a “non-discretionary” matter on which your broker, bank or other nominee will not be permitted to vote your shares if you do not provide voting instructions. Therefore, if you do not provide voting instructions to your broker, bank or other nominee with respect to this “non-discretionary” matter to be considered at the Annual Meeting, then your shares will be treated as “broker non-votes” on this proposal and will not have any impact on the outcome of this proposal.

Proxies received with no instructions will be voted “FOR” the election of each of the three nominees to the Board of Directors, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, “FOR” the say-on-pay proposal and “EVERY THREE YEARS” for the say-on-frequency proposal.

You can change or revoke your proxy at any time before it is exercised. To do so, you must:

•	notify the Secretary of the Company in writing at the address set forth above that you are revoking your proxy;
•	complete, sign, date and mail a new Proxy Card bearing a later date; or
•	subject to the requirements set forth above with respect to “street name” holders, attend the Annual Meeting and vote in person.

What vote is required for approval?

To elect the three nominees named in the Proxy Statement to the Board of Directors, the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting is required. There is no right to cumulative voting in the election of directors. Abstentions and “broker non-votes” will effectively count as votes to “WITHHOLD” with respect to this proposal.

To approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, the vote of the holders, present in person or represented by proxy at the Annual Meeting, of issued and outstanding shares of the Company’s Common Stock representing a majority of the votes of all issued and outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting is required. Abstentions and “broker non-votes” will have the same effect as voting “AGAINST” this proposal.

To approve the say-on-pay proposal, the votes cast “FOR” the say-on-pay proposal must exceed the votes cast “AGAINST” the say-on-pay proposal. Abstentions and “broker non-votes” will not have any impact on the say-on-pay proposal.

Stockholders will not be voting to specifically approve or disapprove the Board of Directors’ recommendation that the say-on-pay proposal be presented for an advisory vote of the Company’s stockholders every three years. Rather, stockholders may choose among four options with respect to the say-on-frequency proposal. Stockholders may vote for the say-on-pay proposal to be presented for an advisory vote of the Company’s stockholders “EVERY YEAR,” “EVERY OTHER YEAR” or “EVERY THREE YEARS,” or they may abstain from voting on the say-on-frequency proposal. The frequency that receives the highest number of votes cast by stockholders will be the frequency that has been selected by the stockholders. Abstentions and “broker non-votes” will not have any impact on the say-on-frequency proposal.

ERBA Diagnostics Mannheim GmbH (“ERBA Mannheim”), directly or indirectly, beneficially owns approximately 82.4% of the issued and outstanding shares of the Company’s Common Stock. ERBA Mannheim has advised the Company that it intends to vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by them “FOR” the election of the three nominees named in this Proxy Statement to the Board of Directors, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, “FOR” the say-on-pay proposal and “EVERY THREE YEARS” for the say-on-frequency proposal. Accordingly, the election of the three director nominees is assured, the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors is assured, the say-on-pay proposal is assured to be approved by a majority vote and the say-on-frequency proposal is assured to cause future advisory votes on Named Executive Officer compensation to be held every three years.

What is a quorum?

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of the Company’s Common Stock is necessary to transact business at the Annual Meeting. Abstentions will be, but “broker non-votes” will not be, counted as present for purposes of establishing a quorum. If there are not sufficient shares represented for a quorum, then the Annual Meeting may be adjourned or postponed from time to time until a quorum is established.

Who is paying for this proxy solicitation?

The Company will bear the expense of soliciting proxies and may reimburse brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such brokers, banks and nominees. The Company does not intend to solicit proxies other than by the use of the mail.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors met thirteen times during the 2012 fiscal year. Each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and committees on which he served during the 2012 fiscal year. All six of the then-serving members of the Board of Directors attended the Company’s 2012 annual meeting of stockholders, although the Company has no formal policy requiring them to do so.

Under the applicable rules of the NYSE MKT (formerly known as the NYSE Amex and, prior to that, the American Stock Exchange), the Company is considered a “controlled company” because ERBA Mannheim, directly or indirectly, beneficially owns approximately 82.4% of the issued and outstanding shares of the Company’s Common Stock. On September 2, 2010, ERBA Mannheim, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Suresh Vazirani and Kishore “Kris” Dudani, both of whom are current members of the Board of Directors, filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which Schedule 13D was amended by them on July 5, 2011, in connection with their aggregate beneficial ownership of approximately 82.4% of the issued and outstanding shares of the Company’s Common Stock. As a “controlled company,” the Company is not subject to certain corporate governance requirements of the NYSE MKT, including the requirements to (i) maintain a majority of “independent” directors on the Board of Directors, (ii) have a nominating committee or (iii) have a compensation committee comprised solely of “independent” directors.

The Board of Directors has determined that four of its members — Philippe Gadal, Pharm.D., Gerald E. Gallwas, John B. Harley, M.D., Ph.D., and David M. Templeton — are “independent,” as such term is defined in the applicable rules of the NYSE MKT relating to the independence of directors (the “NYSE MKT independence rules”).

In determining that Dr. Harley is independent, the Board of Directors considered the oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $5,000 per month from January 2010 through June 2010 and $2,000 per month from July 2010 through December 2012 and thereafter, to provide ImmunoVision with technical guidance and business assistance on an as-needed basis (in addition to the amounts he receives for his service as a member of the Board of Directors and any committees of the Board of Directors). The Board of Directors also considered the license agreement between Dr. Harley and the Company, pursuant to which Dr. Harley has granted an exclusive worldwide license to the Company for certain patents, rights and technology relating to monoclonal antibodies against autoimmune RNA proteins developed by Dr. Harley in exchange for specified royalty payments, including an annual minimum royalty of $10,000 for each licensed product utilized by the Company. During each of 2012 and 2011, the Company made an aggregate payment of $10,000 to Dr. Harley under such license.

In determining that Mr. Gallwas is independent, the Board of Directors considered the consulting agreement between Mr. Gallwas’ wife and ERBA Mannheim, pursuant to which Mr. Gallwas’ wife is paid $6,000 monthly to provide ERBA Mannheim with technical guidance and business assistance on an as-needed basis.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee.  From the beginning of the 2012 fiscal year through August 10, 2012, the Audit Committee consisted of Philippe Gadal, Pharm.D., Chairman, Gerald E. Gallwas and David M. Templeton. On August 10, 2012, Gerald E. Gallwas resigned from the Audit Committee (but he has continued as a member of the Board of Directors). Accordingly, from August 11, 2012 through the end of the 2012 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Mr. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee met six times during the 2012 fiscal year. The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and the stockholders and to report the results of its activities to the Board of Directors. The Audit Committee engages the independent auditors, approves all audit services and permitted non-audit services to be provided by the independent auditor, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors’ report and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Board of Directors has determined that each of Dr. Gadal and Mr. Templeton is “independent,” as such term is defined in the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and the NYSE MKT relating to directors serving on audit committees. The Board of Directors also determined that each of Dr. Gadal and Mr. Templeton has the attributes, education and experience of an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. The Audit Committee charter is posted in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com.

Compensation Committee.  During the 2012 fiscal year the Compensation Committee consisted of, and the Compensation Committee currently consists of, Suresh Vazirani, Chairman, Dr. Gadal and Messrs. Templeton and Gallwas.

The Compensation Committee met twice during the 2012 fiscal year. The Compensation Committee establishes and implements compensation policies and programs for executives of the Company, including the Named Executive Officers and recommends the compensation arrangements for executive management and directors. It also serves as the Stock Option Committee for the purpose of making grants of options under the Company’s stock option plans. As permitted by the rules of the NYSE MKT, the Compensation Committee does not operate under a written charter.

Director Nominations

As a “controlled company,” the Board of Directors is not required to, and does not, have a nominating committee. The Board of Directors believes that it is appropriate for the Company to not have a nominating committee because ERBA Mannheim, directly or indirectly, beneficially owns approximately 82.4% of the issued and outstanding shares of the Company’s Common Stock and, as a result, are in a position to control the election of the Company’s directors. The Board of Directors performs the function of identifying and evaluating director nominees for the Company. The Board of Directors does not consider director nominees recommended by stockholders of the Company, other than those recommended by stockholders who also serve on the Board of Directors. While the Board of Directors has not established specific, minimum qualifications, qualities or skills that a director nominee is required to have and the Board of Directors does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board of Directors generally considers: (i) the size of the Board of Directors best suited to fulfill its responsibilities, (ii) the overall composition of the membership of the Board of Directors to ensure that the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds and (iii) the reputation, independence, integrity, education, and business, strategic and financial skills of director nominees. All three of the nominees for election as a director named in this Proxy Statement were unanimously recommended by the full Board of Directors for submission to the stockholders of the Company as the Board of Directors’ nominees.

Leadership Structure

Since September 1, 2010, Suresh Vazirani has served as the Executive Chairman of the Board of Directors of the Company. Until July 31, 2013, Kevin D. Clark had served as the Company’s Chief Executive Officer, Chief Executive Officer and President. Since August 1, 2013, Sanjiv Suri has served as the Company’s Interim Chief Executive Officer. The Board of Directors believes that the advisability of having a separate or combined Chairman and Chief Executive Officer is dependent upon the strengths of the individuals that hold these positions and the most effective means of leveraging these strengths. Accordingly, while in the past the Company has combined the Chairman and Chief Executive Officer positions, at this time, given the composition of the Board of Directors, the effective interaction between Mr. Vazirani, as Executive Chairman of the Board of Directors, and, previously, Mr. Clark, as Chief Executive Officer, Chief Operating Officer and President, and, currently, Mr. Suri, as Interim Chief Executive Officer, and the current economic environment and challenges faced by the Company, the Board of Directors believes that separating the Chairman and Chief Executive Officer positions provides the Company with the right foundation to pursue its strategic and operational objectives, while maintaining effective oversight and objective evaluation of the Company’s performance.

Risk Oversight

The Board of Directors is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board of Directors has allocated some areas of focus to its committees and has retained other areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for reviewing the adequacy and appropriateness of the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial and accounting risk exposures and the steps management has undertaken to control them. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. Finally, the Board of Directors as a whole has oversight responsibility for the Company’s strategic and operational risks. Further, throughout the year, the Board of Directors reviews, considers and discusses with management the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the Company’s risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company’s risk management process and system designed to respond to and mitigate these risks. While the Board of Directors recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board of Directors believes that the Company’s systematic and proactive approach to risk management provides the Board of Directors with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders of the Company to send communications to the Board of Directors or to a particular director. Any stockholder who wishes to communicate with the Board of Directors or any particular director may do so by sending all such communications in writing, via United States mail, postage prepaid, to: Secretary, ERBA Diagnostics, Inc., 14100 N.W. 57th Court, Miami Lakes, Florida 33014. Each stockholder writing should include a statement indicating that the sender is a stockholder of the Company and should specify whether the communication is directed to the full Board of Directors or to a particular director. Company personnel will review all properly sent stockholder communications and will forward the communication to the director or directors to whom it is intended, attempt to handle the inquiry directly if it relates to a routine or ministerial matter or not forward the communication if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, and a code of ethics, also known as a Senior Financial Officer Code of Ethics, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct and Ethics and the Senior Financial Officer Code of Ethics are posted in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com. If the Company makes an amendment to, or grants a waiver with respect to, any provision of the Senior Financial Officer Code of Ethics, then the Company intends to disclose the nature of such amendment or waiver by posting it in the “Investor Relations” section of the Company’s Internet web site at www.erbadiagnostics.com or by other appropriate means as required or permitted under the applicable rules and regulations of the SEC and the NYSE MKT.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and 10% stockholders to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities with the SEC and the NYSE MKT. The Company’s directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of the copies of such reports furnished to the Company and written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them for the fiscal year ended December 31, 2012.

PROPOSAL #1:
ELECTION OF DIRECTORS

Nominees for Election as Director

The Company’s Bylaws provide that the Board of Directors shall consist of no less than one director. The Board of Directors currently consists of seven directors. The Company currently has a classified Board of Directors, meaning that the Board of Directors is divided into three classes, each of which class has a three-year term, which terms expire in annual succession. A total of three directors will be elected at the Annual Meeting, two of whom will serve for a three-year term expiring in 2016 and one of whom will serve for a one-year term expiring in 2014.

ERBA Mannheim, who directly or indirectly beneficially owns approximately 82.4% of the issued and outstanding shares of the Company’s Common Stock, has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock held by it in favor of all three of the nominees. If any nominee is unable to serve, which the Board of Directors has no reason to expect, then ERBA Mannheim has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the other named nominees and for the person(s), if any, who is designated by the Board of Directors to replace such nominee(s). Accordingly, election of all three of the nominees nominated by the Board of Directors is assured.

While the Company’s Board of Directors is currently classified, in Proposal #2 below the Company’s stockholders will be voting on the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors. The form of the amendment is attached to this Proxy Statement as Appendix A. If that amendment is approved in Proposal #2 below, then all directors standing for election at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014, and at each annual meeting of stockholders of the Company thereafter, will be elected for a one-year term expiring at the next annual meeting of stockholders of the Company.

Further, while the two directors in the 2016 Class elected at the Annual Meeting will be elected for a three-year term expiring at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2016, the two directors in the 2016 Class have submitted to the Company resignations conditioned on the approval of Proposal #2 below, such that, if the amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors is approved, then these two directors will serve only one year of their remaining term, but would be eligible to stand for election at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014.

The following table sets forth the names and ages of the director nominees and the years during which their terms of office will expire if their election to the Board is approved at the Annual Meeting. All three of the director nominees currently serve as directors of the Company and have been nominated for re-election at the Annual Meeting. Dr. Gadal and Messrs. Dudani and Suri’s current terms of service on the Board of Directors expire at the Annual Meeting. Mr. Suri was appointed to the Board of Directors on May 8, 2013.

Name	Age	Term of Office	Director Class
Kishore “Kris” Dudani	59	2016	2016 Class
Philippe Gadal, Pharm.D.	57	2016	2016 Class
Sanjiv Suri	54	2014	2014 Class

The following list contains certain additional information with respect to each of the director nominees, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

Kishore “Kris” Dudani has served as a director on the Board of Directors since September 2010. Since 2004, Mr. Dudani has served as the Marketing and Business Development Representative — South, Central and Latin America, of ERBA Mannheim. The Board of Directors believes that Mr. Dudani’s background in the in vitro diagnostics industry allows him to contribute valuable insight to the Board of Directors and that his insights and experience in the field of international marketing of in vitro diagnostic products will be valuable in helping to guide the Company in the years ahead. Mr. Dudani is the first cousin of Suresh Vazirani.

Dr. Philippe Gadal has served as a director on the Board of Directors since September 2010. Since January 2013, Dr. Gadal has served as the U.S. Deputy for Industry Sales and Marketing for BioMerieux, an in vitro diagnostics company. Since 2009, Dr. Gadal has served as the Chief Executive Officer of AES Chemunex Inc., a manufacturer and developer of tests, equipment and reagents for microbiological laboratories. From 2003 through 2008, he served as the Chief Executive Officer of Trinity Biotech USA Inc., the United States subsidiary of Trinity Biotech PLC, an international diagnostics company which specializes in the development, manufacture and marketing of diagnostic test kits. Prior to joining Trinity Biotech, Dr. Gadal served in a variety of positions for companies involved in the in vitro diagnostics industry, including: General Manager of Diagnostica Stago Inc., a private medical devices company, from 1995 through 2003; Director of Hematology for Roche Diagnostics, a subsidiary of Hoffmann-La Roche Ltd., a leading company in the field of pharmaceutical and diagnostics, from 1993 through 1995; Director of the Hematology Business Unit for ABX France, a subsidiary of Hoffman-La Roche, from 1991 through 1992; President of ABX USA, a medical devices company which specializes in hematology, from 1998 through 1990; and Sales Representative for — and subsequently National Sales Manager of — Technicon, an international medical devices company, from 1984 through 1988. He received a Doctorate of Pharmacy (Pharm. D.) from Paul Sabatier University in France. The Board of Directors believes that Dr. Gadal’s vast experience as an executive officer of companies within the life sciences industry and his international background provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies.

Sanjiv Suri has served as a director on the Board of Directors since May 8, 2013 and has served as the Company’s Interim Chief Executive Officer since August 1, 2013. Mr. Suri has served as President International Business of ERBA Mannheim since June 2011. Prior to that time, Mr. Suri had served in various roles with Bio-Rad Laboratories since 1985. The Board of Directors believes that Mr. Suri’s background in the in vitro diagnostics industry allows him to contribute valuable insight to the Board of Directors and that his insights and experience in international business with respect to in vitro diagnostic products will be valuable in helping to guide the Company in the years ahead.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” ALL THREE OF THE NOMINEES FOR DIRECTOR

Directors Continuing in Office

The following table sets forth the names and ages of the directors continuing in office and the years during which their terms of office will expire.

Name	Age	Term of Office	Director Class
John B. Harley, M.D., Ph.D.	63	2014	2014 Class
Suresh Vazirani	63	2014	2014 Class
Gerald E. Gallwas	76	2015	2015 Class
David M. Templeton	60	2015	2015 Class

The following list contains certain additional information with respect to each of the directors continuing in office, including his principal occupation or employment for at least the previous five years and his specific experience, qualifications, attributes and/or skills which, in the opinion of the Board of Directors, qualifies him to serve as a director and are likely to enhance the Board of Directors’ ability to manage and direct the Company’s business and affairs.

Dr. John B. Harley has served as a director on the Board of Directors since the Company’s merger with the pre-merger IVAX Diagnostics in 2001. Since June 2010, Dr. Harley has served as Director, Rheumatology Division, and Director, Center for Autoimmune Genomics and Etiology (CAGE), for Cincinnati Children’s Hospital Medical Center, Cincinnati, Ohio and is Professor of Pediatrics and Medicine, Affiliated, at the University of Cincinnati. He previously held various positions at the University of Oklahoma Health Sciences Center beginning in 1982. In the Department of Medicine, his positions included Chief of Rheumatology, Allergy and Immunology Section (1999 to 2010), James R. McEldowney Chair in Immunology and Professor of Medicine (1992 to 2007), Vice Chair for Research (2000 to 2004), George Lynn Cross Research Professor (1999 to 2010), Associate Professor (1986 to 1992) and Assistant Professor (1982 to 1986). During that period, Dr. Harley also held Adjunct Professorships in Pathology and Microbiology at the University of Oklahoma Health Sciences Center. Since 1982, Dr. Harley was also associated with the Oklahoma Medical Research Foundation’s Arthritis and Immunology Program as Program Head (1999 to 2010), Member (1998 to 2010), Associate Member (1989 to 1998), Affiliated Associate Member (1986 to 1989) and Affiliated Assistant Member (1982 to 1986). Dr. Harley also served as a Staff Physician (1982, 1984 to 1987 and 1992 to 2010) and a Clinical Investigator (1987 to 1992), Immunology Section, Medical Service at the Veterans Affairs Medical Center, Oklahoma City, Oklahoma, and since July 2010, at the Veterans Affairs Medical Center, Cincinnati, Ohio. In 1981 and 1982, Dr. Harley was a Postdoctoral Fellow in Rheumatology with the Arthritis Branch of the National Institute of Arthritis, Diabetes and Digestive and Kidney Diseases, National Institute of Health, Bethesda, Maryland. He was also a Clinical Associate at the Laboratory of Immunoregulation, National Institute of Allergy and Infectious Diseases, National Institutes of Health, Bethesda, Maryland from 1979 to 1982. Dr. Harley was a member of the board of directors of JK Autoimmunity, Inc., and he currently is the Secretary and Treasurer and a member of the boards of directors of Dynamic Ventures, Inc. and VRB Associates, Inc. As the longest tenured member of the Board of Directors, Dr. Harley brings an unparalleled depth of experience in the medical diagnostics sector combined with an intimate knowledge of the Company’s operational, financial and strategic development. In addition, the Board of Directors believes that Dr. Harley’s strong academic background and medical research history, particularly within the medical diagnostics field, further contributes to the strategic composition of the Board of Directors.

Suresh Vazirani has served as the Executive Chairman of the Board of Directors since September 2010. Mr. Vazirani has served as the Chief Executive Officer and Managing Director of ERBA Diagnostics Mannheim GmbH, an in vitro diagnostics company headquartered in Germany, since 2002 and the Chairman and Managing Director of Transasia Bio-Medicals Ltd., a diversified research and development-based, export-oriented in vitro diagnostics company headquartered in India and the parent company of ERBA Mannheim, since 1985. As described above, ERBA Mannheim beneficially owns, directly or indirectly, approximately 82.4% of the outstanding shares of the Company’s Common Stock. With over 25 years of experience in leading companies belonging to the in vitro diagnostics industry, the Board of Directors believes that Mr. Vazirani brings strategic insight and leadership and a wealth of knowledge regarding the diagnostics industry to the Board of Directors. The Board of Directors also believes that Mr. Vazirani’s experience in, and knowledge of, the international in vitro diagnostics market contributes greatly to the composition of the Board of Directors and provides a valuable resource to the Company. In addition, Mr. Vazirani serves as a Trustee of Moral Re-Armament, an organization located in Panchgani, India. Mr. Vazirani is the first cousin of Kishore “Kris” Dudani.

Gerald Gallwas has served as a director on the Board of Directors since September 2011. Mr. Gallwas was a member of the original team that founded and managed the growth of what became the clinical diagnostic business of Beckman Instruments. He retired after 30 years of service. Mr. Gallwas currently serves on the boards of directors of Medica Corporation and the Arnold and Mabel Beckman Foundation and was previously the President of Sangy, Inc., an in vitro diagnostics consulting business. The Board of Directors believes that Mr. Gallwas’ vast experience within the diagnostics industry provides him with the ability to contribute valuable insight to the Board of Directors with respect to the Company’s business and technologies and to offer valuable assistance in helping to guide the Company in the years ahead.

David M. Templeton has served as a director on the Board of Directors since September 2010. Mr. Templeton has served as the President and Chief Operating Officer of Global Vet, a veterinary reference laboratory, since 2006 and the Chief Operating Officer of Catachem Inc., a manufacturer of human and veterinary clinical chemistry reagents, since July 2010. Mr. Templeton has also served as a business development consultant for Advy Chemical, a manufacturer of raw materials for use in the in vitro diagnostics industry, since 2005. Prior to that time, Mr. Templeton co-founded, and from 1983 until 2003 served as the Chief Executive Officer of, Diagnostic Chemicals Limited USA, a developer and manufacturer of diagnostic reagents, test kits and point of care diagnostic devices which was eventually acquired by Genzyme Corporation, the company with which Mr. Templeton began his career. The Board of Directors believes that Mr. Templeton’s appointment to the Board of Directors further strengthens its composition and that Mr. Templeton provides constructive insight to the Board of Directors as a result of his extensive background in the life sciences and diagnostics industries.

Identification of Executive Officers

The following individuals are executive officers of the Company.

Name	Age	Position
Sanjiv Suri	54	Interim Chief Executive Officer
Mohan Gopalkrishnan	58	Vice President – Operations
Prakash Patel	44	Assistant Controller

All officers serve until they resign or are replaced or removed at the pleasure of the Board of Directors. The following additional information is provided for the executive officers of the Company.

Sanjiv Suri has served as the Company’s Interim Chief Executive Officer since August 1, 2013 and has served as a director on the Board of Directors since May 8, 2013. Mr. Suri has served as President International Business of ERBA Mannheim since June 2011. Prior to that time, Mr. Suri had served in various roles with Bio-Rad Laboratories since 1985. Mr. Suri does not receive any compensation from the Company for his service as Interim Chief Executive Officer of the Company or as a director on the Board of Directors.

Mohan Gopalkrishnan has served as the Company’s Vice President – Operations since October 22, 2012. Prior to joining the Company, Mr. Gopalkrishnan spent the last 15 years with Becton Dickinson in a number of leadership roles including as Senior Director with global responsibility for the pre-analytical systems business unit, Business Director of the Asia-Pacific region, ERP Leader of the Asia-Pacific region and General Manager of the medical/surgical division.

Prakash Patel has served as the Company’s Assistant Controller since June 3, 2013. Mr. Prakash became the Company’s Principal Financial Officer and Principal Accounting Officer on June 30, 2013. Prior to his employment with the Company, Mr. Patel was Controller of Perry Baromedical Corporation from 2011 to May 2013, and Corporate Controller of PostiveID Health Care Products from 2007 to 2011.

Certain Relationships and Related Transactions

Controlling Stockholder.  On September 1, 2010, ERBA Mannheim purchased all of the approximately 72.4% of the outstanding shares of the Company’s Common Stock then owned by the Debregeas-Kennedy Group for an aggregate purchase price of approximately $15,000,000, or $0.75 per share. As a result of this share acquisition, the consummation of the various transactions contemplated by the investment made by ERBA Mannheim, as further described below, including ERBA Mannheim’s purchase from the Company, and the Company’s issuance to ERBA Mannheim, of an aggregate of 15,333,334 shares of the Company’s Common Stock, and ERBA Mannheim’s exercise, in part, of the Warrant, as further described below, for 600,000 shares of the Company’s Common Stock, ERBA Mannheim now beneficially owns, directly or indirectly, approximately 82.4% of the outstanding shares of the Company’s Common Stock. Transasia Bio-medicals Ltd. is the parent company of ERBA Mannheim.

Certain Relationships and Related Transactions.  During the years ended December 31, 2012 and 2011, the Company sold products to Transasia Bio-medicals Ltd. and a subsidiary of ERBA Mannheim for a total amount of Euro 390,000 and Euro 348,000, respectively, equivalent to approximately $501,000 and $487,000, respectively.

In the fourth quarter of 2011, Delta Biologicals, S.r.L., the Company’s wholly-owned subsidiary located in Italy, entered into a contract research and development agreement with ERBA Mannheim, as amended, for a total of Euro 754,000, pursuant to which ERBA Mannheim has agreed to pay the subsidiary a total amount of Euro 133,000, equivalent to approximately $186,000, during the fourth quarter of 2011 and an additional Euro 621,000 during the year ended December 31, 2012 for the results of certain research and development. For the years ended December 31, 2012 and 2011, contract research and development revenue under this agreement approximated Euro 650,000 (equivalent to approximately $836,000) and Euro 133,000 (equivalent to approximately $186,000), respectively.

The Company and its subsidiaries had net accounts receivable from ERBA Mannheim and Transasia Bio-medicals Ltd. of $644,000 and $387,000 as of December 31, 2012 and 2011, respectively, related to the above transactions.

In December 2012, JAS Diagnostics, Inc., the Company’s wholly-owned subsidiary located in Miami Lakes, Florida, entered into a research and development outsourcing agreement with ERBA Diagnostics France SARL (“Erba Diagnostics France”), pursuant to which JAS Diagnostics, Inc. has agreed to pay ERBA Diagnostics France a total amount of Euro 350,000 (equivalent to approximately $462,500), in seven monthly installments of Euro 50,000 from December 2012 through June 2013, for certain research and development endeavors. On July 24, 2013, JAS Diagnostics, Inc. and Erba Diagnostics France mutually terminated the agreement and Erba Diagnostics France has agreed to refund all amounts paid under the agreement.

The Company entered into the Stock Purchase Agreement with ERBA Mannheim, on April 8, 2011, pursuant to which the Company agreed to sell and issue to ERBA Mannheim an aggregate of 20,000,000 shares of the Company’s Common Stock for an aggregate purchase price of $15,000,000, or $0.75 per share of the Company’s Common Stock, and warrants to purchase an additional 20,000,000 shares of the Company’s Common Stock. The consummation of the investment contemplated by the Stock Purchase Agreement was subject to, among other things, the approval of holders of at least 66 2/3% of the issued and outstanding shares of the Company’s Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA Mannheim). At the Company’s 2011 Annual Meeting of Stockholders held on June 10, 2011, the required approval of the Company’s stockholders was achieved.

On June 30, 2011, ERBA Mannheim paid the Company $5,000,000 in order to consummate the initial transactions contemplated by the Stock Purchase Agreement (the “Initial Closing”). As a result, at the Initial Closing, the Company issued to ERBA Mannheim 6,666,667 shares of the Company’s Common Stock and, in connection with the consummation of the initial transactions contemplated by the Stock Purchase Agreement, a warrant to purchase 20,000,000 shares of the Company’s Common Stock (the “Warrant”). After giving effect to transaction costs of $399,700 relating to the Stock Purchase Agreement, the Company received net proceeds of $4,600,300 at the consummation of the initial transactions contemplated by the Stock Purchase Agreement. The Warrant has a five year term and an exercise price per share of the Company’s Common

Stock of $0.75 and is exercisable only to the extent that shares of the Company’s Common Stock have been purchased under the Stock Purchase Agreement.

On April 16, 2012, ERBA Mannheim exercised, in part, the Warrant by paying an aggregate exercise price of $450,000 to the Company and, in connection therewith, the Company issued to ERBA Mannheim 600,000 shares of the Company’s Common Stock. A total of 19,400,000 warrants remain unexercised as of December 31, 2012. As of December 31, 2012, the Warrant was exercisable for 14,733,334 shares of the Company’s Common Stock.

Pursuant to amendments to the Stock Purchase Agreement on December 29, 2011 and October 3, 2012, each of which was unanimously approved by the independent directors on the Board of Directors, the Company and ERBA Mannheim agreed that the Company would sell and issue to ERBA Mannheim, and ERBA Mannheim would purchase from the Company, 8,666,667 shares of the Company’s Common Stock at the second closing of the transactions contemplated by the Stock Purchase Agreement (the “Second Closing”) for an aggregate purchase price of $6,500,000, or $0.75 per share, and 4,666,666 shares of the Company’s Common Stock at the final closing of the transactions contemplated by the Stock Purchase Agreement (the “Final Closing”) for an aggregate purchase price of $3,500,000, or $0.75 per share. In addition, pursuant to the amendments to the Stock Purchase Agreement, the Company and ERBA Mannheim agreed to hold the Second Closing as promptly as practicable on or after October 3, 2012 and to hold the Final Closing on the date that is 60 days after the date on which a majority of the independent directors on the Board of Directors determines by vote or written consent that such issuance, sale and purchase shall occur and causes notice thereof to be delivered to ERBA Mannheim.

The Second Closing was held on October 3, 2012, at which time ERBA Mannheim paid the $6,500,000 aggregate purchase price to the Company and, in connection therewith, the Company issued to ERBA Mannheim 8,666,667 shares of the Company’s Common Stock. The Company used all of the proceeds of the Second Closing to consummate the acquisition of Drew Scientific, Inc. and JAS Diagnostics, Inc.

On June 15, 2012, the Company entered into a use of name license agreement with ERBA Mannheim granting the Company a royalty-free, non-exclusive license to use the name “ERBA” for an annual fee of one dollar. The license agreement will be terminated upon the earlier of (a) the transfer by ERBA Mannheim to the Company of all of ERBA Mannheim’s rights, title and interest in and to the use of the name and any stylized logos or marks associated with the name (the date that such transfer becomes effective, the “Transfer Date”) and (b) such time, if any, as ERBA Mannheim no longer owns, directly or indirectly, shares of the Company’s Common Stock representing more than 50% of the issued and outstanding shares of such stock (the “Share Threshold Date”). Furthermore, ERBA Mannheim may terminate the license agreement at any time after June 15, 2013 and prior to the earlier of the Transfer Date and the Share Threshold Date: (a) upon providing the Company 180 days prior written notice of its intent to terminate and the date upon which the license agreement shall terminate; or (b) upon providing the Company 30 days prior written notice of any breach of the license agreement by the Company, which breach remains uncured at the end of such 30 day period.

The Company anticipates that, during the year ending December 31, 2013, the Company will sell test kits and instruments to, and may perform contract research and development services for, ERBA Mannheim, Transasia Bio-medicals Ltd., and their affiliates. While the Company is not currently able to reasonably estimate the approximate aggregate dollar value associated with these sales and services, the Company believes that the aggregate dollar value associated with these sales and services could reasonably be expected to be in excess of $120,000.

Compensation of Named Executive Officers

Summary Compensation Table — 2012

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2012 and 2011, the Company paid or accrued to or on behalf of (i) each individual serving or acting as the Company’s principal executive officer during the fiscal year ended December 31, 2012, (ii) the only other individual serving as an executive officer at December 31, 2012, and (iii) one additional individual who, but for the fact that such individual was not serving as an executive officer at December 31, 2012, would have also been included under clause (ii) above (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Kevin D. Clark,(1) Chief Executive Officer (Principal Executive Officer)	2012	$227,000	—	—	—	—	—	—		$227,000
	2011	$227,000	—	—	—	—	—	—		$227,000
Arlene Rodriguez,(2) Controller (Principal Financial Officer)	2012	$110,000	—	—	—	—	—	—		$110,000
	2011	—	—	—	—	—	—	—		—
Arthur R. Levine,(3) Former Chief Financial Officer	2012	$71,923	—	—	—	—	—	$42,500	(4)	$114,423
	2011	$170,000	—	—	—	—	—	—		$170,000

(1)	Mr. Clark resigned effective as of July 31, 2013. Prior to his resignation, Mr. Clark became the Company’s Chief Executive Officer and President on September 3, 2010. Throughout the fiscal years ended December 31, 2012 and 2011, Mr. Clark served as, and until the effective date of his resignation Mr. Clark continued to serve as, the Company’s Chief Operating Officer and the Chief Operating Officer of ImmunoVision. Mr. Clark’s employment agreement with the Company, as amended, expired in accordance with its terms on March 27, 2012. Mr. Clark’s employment by the Company beyond March 27, 2012 was “at-will” and without any employment agreement and with an annual base salary of $227,000, and such employment could be terminated by Mr. Clark or the Company at any time.
(2)	Ms. Rodriguez resigned effective as of June 30, 2013. Prior to her resignation, Ms. Rodriguez became the Company’s Principal Financial Officer on or about August 1, 2012 and joined the Company as Controller on February 9, 2012. Prior to February, 2012, Ms. Rodriguez was not employed by the Company and, accordingly, she did not receive any compensation from the Company prior to February 9, 2012. Ms. Rodriguez’s employment by the Company was “at-will” and without any employment agreement and with an annual base salary of $110,000, and such employment was terminable by Ms. Rodriguez or the Company at any time.
(3)	Mr. Levine served as the Company’s Chief Financial Officer, Vice President – Finance and Secretary until May 30, 2012, when his employment with the Company ceased. On April 5, 2010, Mr. Levine entered into an employment agreement with the Company, which was amended on September 1, 2010. In connection with the cessation of his employment with the Company, the Company and Mr. Levine entered into a confidential general release of all claims on June 21, 2012, pursuant to which, among other things, the Company agreed to pay Mr. Levine a one-time lump-sum payment of $42,500 in lieu of any compensation that he would otherwise have been entitled to receive in accordance with his employment agreement. The terms of Mr. Levine’s employment agreement, as amended, which has now been terminated, and his confidential general release of all claims with the Company are described under “Potential Payments upon Termination or Change-in-Control” below.
(4)	Represents a separation payment. Additional information about the separation payment to Mr. Levine is set forth under “Potential Payments upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End — 2012

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2012.

	Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
Kevin D. Clark	50,000	—	—	$0.65	9/22/18
	50,000	—	—	$1.20	9/22/18
Arthur R. Levine(1)	50,000	—	—	$0.65	4/4/20

(1)	In accordance with its terms, the options to purchase 50,000 shares of the Company’s Common Stock granted to Mr. Levine have terminated. These options are included in this table because Mr. Levine is a Named Executive Officer.

Potential Payments upon Termination or Change-in-Control

Confidential General Release of All Claims with Kevin D. Clark.  In connection with Mr. Clark’s resignation effective as of July 31, 2013, we and Mr. Clark entered into a confidential general release of all claims on August 5, 2013, pursuant to which, among other things, the Company agreed to pay Mr. Clark a one-time lump-sum severance payment of $34,923. Under the terms of the confidential general release of all claims, Mr. Clark provided a general release in favor of the Company.

Employment Agreement with Arthur R. Levine.  Mr. Levine served as the Company’s Chief Financial Officer, Vice President – Finance and Secretary until May 30, 2012, when his employment with the Company ceased. On April 5, 2010, the Company entered into an employment agreement with Arthur R. Levine to serve as the Company’s Vice President – Finance. Mr. Levine’s employment agreement did not have a stated term. Under the employment agreement, Mr. Levine was paid an initial annual base salary of $135,000, and the Company agreed to review Mr. Levine’s base salary at least annually. Mr. Levine’s annual base salary was increased to $170,000 effective September 1, 2010 in connection with his promotion to Chief Financial Officer. In addition, under the terms and conditions of the employment agreement, Mr. Levine received options to purchase 50,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan at an exercise price of $0.65 per share, which equaled the closing price of the Company’s Common Stock on the NYSE MKT on April 5, 2010. These options fully vested as of April 5, 2010 and would have expired on April 4, 2020. The employment agreement also provides that Mr. Levine was be eligible to receive, among other things, an annual cash bonus upon the achievement of financial performance targets under any annual cash incentive program in effect from time to time or otherwise in the discretion of the Board of Directors or Compensation Committee. Mr. Levine did not receive an annual cash bonus during 2012 or 2011. In addition, under the employment agreement, the Company was required to reimburse Mr. Levine for business expenses in accordance with its policies and procedures for expense reimbursement. Upon the termination of the employment agreement by the Company without “Cause” (as defined in the employment agreement) or upon Mr. Levine’s resignation for “Good Reason” (as defined in the employment agreement), Mr. Levine was entitled to receive all base salary and annual cash bonus compensation which has been fully earned but has not yet been paid to him and all business expenses incurred by him which have not yet been reimbursed and a one-time lump sum payment in an amount equal to fifty percent (50%) of Mr. Levine’s annual base salary in effect as of the effective date of termination, and the Company, at its sole expense, would maintain in full force and effect for a period of six months for the continued benefit of Mr. Levine and his spouse and dependents all welfare benefit plans and programs, including, without limitation, medical, dental, disability and accidental death and dismemberment plans and programs, in which Mr. Levine or his spouse or dependents were participating. The employment agreement also included non-disclosure, non-solicitation, anti-raiding and non-disparagement covenants by Mr. Levine.

Amendment to Employment Agreement with Arthur R. Levine.  On September 1, 2010, Mr. Levine’s employment agreement was amended to reflect that Mr. Levine was appointed to serve as our Chief Financial Officer, that he would report directly to the Chairman of the Board of Directors and that his annual base salary was increased to $170,000. Mr. Levine also continued to serve as the Company’s Vice President – Finance.

Confidential General Release of All Claims with Arthur R. Levine.  In connection with the cessation of Mr. Levine’s employment with the Company on May 30, 2012, we and Mr. Levine entered into a confidential general release of all claims on June 21, 2012, pursuant to which, among other things, the Company agreed to pay Mr. Levine a one-time lump-sum payment of $42,500 in lieu of any compensation that he would otherwise have been entitled to receive in accordance with his employment agreement. The Company also agreed to reimburse Mr. Levine for COBRA premium payments made by him for COBRA coverage during the months of June, July and August 2012 for Mr. Levine and his spouse and dependents, subject to certain exceptions. Under the terms of the confidential general release of all claims, Mr. Levine provided a general release in favor of the Company. The confidential general release of all claims also contains an acknowledgement by Mr. Levine that he continues to be bound by non-disclosure, non-solicitation, anti-raiding and other restrictive covenants contained in his employment agreement with the Company.

Compensation of Directors

The Compensation Committee recommends director compensation to the Board of Directors, and the Board of Directors approves director compensation, based on factors it considers appropriate, market conditions and trends and the recommendations of management.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE MKT rules relating to the independence of directors for their service on the Board of Directors, Audit Committee and Compensation Committee, on June 15, 2012, (i) each of the Company’s directors who was deemed to be “independent” under the NYSE MKT rules relating to the independence of directors was granted, in consideration for his service on the Board of Directors, an annual cash retainer of $20,000, payable in four equal quarterly installments, (ii) each member of the Audit Committee was granted, in consideration for his service on such committee, an annual cash retainer of $7,500, payable in four equal quarterly installments, (iii) each member of the Compensation Committee was granted, in consideration for his service on such committee, an annual cash retainer of $5,000, payable in four equal quarterly installments, and (iv) each of the Company’s directors who was deemed to be “independent” under the NYSE MKT rules relating to the independence of directors was awarded a grant, effective as of two business days after the public announcement of the voting results of the Company’s annual meeting of stockholders, of options to purchase 25,000 shares of the Company’s Common Stock under the Company’s 2009 Equity Incentive Plan with an exercise price of $0.55 per share, which was the closing price of the Company’s Common Stock on the NYSE MKT on the effective date of grant, and which fully vested immediately upon the effective date of grant.

In accordance with the Company’s practice of compensating directors who are deemed to be “independent” under the NYSE MKT rules relating to the independence of directors for his services on the Board of Directors, Audit Committee and Compensation Committee, the options granted will terminate (to the extent not previously exercised or terminated) one month after such time, if any, as the applicable director’s service on the Board of Directors ceases.

Upon their appointment to the Board of Directors, on September 1, 2010, Suresh Vazirani and Kishore “Kris” Dudani stated that, as employees of ERBA Mannheim, they would not require any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee. As a result, directors who were not deemed to be “independent” under the NYSE MKT rules relating to the independence of directors, including directors who are employed by the Company or ERBA Mannheim (including Suresh Vazirani, Kishore “Kris” Dudani and Sanjiv Suri), will not receive any compensation for their service on the Board of Directors, Audit Committee or Compensation Committee.

Director Compensation — 2012

The following table sets forth certain information regarding the compensation paid to the Company’s directors for their service during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Suresh Vazirani	—	—	—	—	—	—		—
Kishore “Kris” Dudani	—	—	—	—	—	—		—
Philippe Gadal, Pharm.D.	$32,500	—	$13,750	—	—	—		$46,250
Gerald E. Gallwas	$32,500	—	$13,750	—	—	—		$46,250
John B. Harley, M.D., Ph.D.	$20,000	—	$13,750	—	—	$24,000	(2)	$57,750
Sanjiv Suri(3)	—	—	—	—	—	—		—
David M. Templeton	$32,500	—	$13,750	—	—	—		$46,250

(1)	Represents the aggregate grant date fair value of option awards calculated in accordance with Codification Topic 718, Compensation — Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 11 to the Company’s Consolidated Financial Statements, Shareholders’ Equity, contained in the Annual Report on Form 10-K which the Company filed with the SEC on June 14, 2013. The table below sets forth, as of December 31, 2012, the aggregate number of stock options outstanding and exercisable by each of the individuals included in the table above:

Name	Stock Options
Suresh Vazirani	—
Kishore “Kris” Dudani	—
Philippe Gadal, Pharm.D.	64,041
Gerald E. Gallwas	42,788
John B. Harley, M.D., Ph.D.	190,000
Sanjiv Suri	—
David M. Templeton	64,041
(2)	Represents the aggregate dollar amount earned by Dr. Harley during 2012 under that certain oral consulting agreement between Dr. Harley and ImmunoVision, pursuant to which Dr. Harley was paid $2,000 per month to provide ImmunoVision with technical guidance and business assistance on an as-needed basis.
(3)	Mr. Suri joined the Board of Directors on May 8, 2013. Accordingly, during the year ended December 31, 2012, he was not a director and he did not receive any director compensation.

PROPOSAL #2:
AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

The Company currently has a classified Board of Directors, meaning that the Board of Directors is divided into three classes, each of which class has a three-year term, which terms expire in annual succession. Proponents of classified boards of directors believe that they provide continuity and stability to the board of directors and facilitate a long-term outlook by the board of directors. Opponents of classified boards of directors believe that they reduce accountability of directors because they limit the ability of stockholders to evaluate and elect all directors annually.

The Board of Directors is committed to good corporate governance. In making its recommendation, the Board of Directors carefully considered the advantages and disadvantages of both classified and declassified structures for board of directors, including for the Company’s Board of Directors. The Board of Directors determined that the advantages of a having classified Board of Directors were outweighed by the advantages of the Company’s stockholders’ ability to evaluate and elect all directors annually, which is currently considered by many to be a “best practice” in corporate governance. The Board of Directors concluded that an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of the Board of Directors and for the annual election of all directors would be in the best interests of the Company and its stockholders. Accordingly, on August 7, 2013, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to provide for the declassification of the Board of Directors and for the annual election of all directors. Under the Delaware General Corporation Law, the amendment to the Company’s Amended and Restated Certificate of Incorporation also requires the approval of the Company’s stockholders. The Board of Directors recommends that the Company’s stockholders approve the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors. The form of the amendment is attached to this Proxy Statement as Appendix A.

If the amendment to declassify the Company’s Board of Directors is approved by the stockholders at the Annual Meeting, then the declassification would be implemented as follows:

•	the two directors in the 2016 Class elected at the Annual Meeting will be elected for a three-year term expiring at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2016 (however, these two directors have submitted to the Company resignations conditioned on the approval of this proposal for the amendment to declassify the Company’s Board of Directors, such that, if this amendment is approved, then these two directors will serve only one year of their remaining term, but would be eligible to stand for election at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014);
•	the one director in the 2014 Class elected at the Annual Meeting will be elected for a one-year term expiring at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014;
•	the two directors in the 2015 Class continuing in office will continue to serve the remainder of their elected terms, which expire at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2015;
•	the two directors in the 2014 Class continuing in office will continue to serve the remainder of their elected terms, which expire at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014; and
•	all directors standing for election at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014, and at each annual meeting of stockholders of the Company thereafter, will be elected for a one-year term expiring at the next annual meeting of stockholders of the Company.

ERBA Mannheim has advised the Company that it will vote, or cause to be voted, all shares of the Company’s Common Stock directly or indirectly beneficially owned by it for the amendment. Accordingly, the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors is assured.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE AMENDMENT OF THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL #3:
NON-BINDING ADVISORY VOTE ON
NAMED EXECUTIVE OFFICER COMPENSATION
(SAY-ON-PAY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s stockholders will be asked at the Annual Meeting to vote, on a non-binding advisory basis, on the compensation of the Company’s Named Executive Officers (sometimes referred to herein as the “say-on-pay proposal”).

The vote on the say-on-pay proposal gives the Company’s stockholders the opportunity to express their views on the compensation paid to the Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers as disclosed in this Proxy Statement. You are urged to read the “Compensation of Named Executive Officers” section of this Proxy Statement for details regarding the compensation paid to the Named Executive Officers during 2012 and other information with respect to their compensation for services on behalf of the Company.

The Board of Directors believes that the Company’s compensation program for its executive officers, including the Named Executive Officers, is appropriately based upon the Company’s performance, the performance and level of responsibility of the executive officer and the market generally with respect to executive officer compensation. As a result, the Board of Directors recommends that the Company’s stockholders indicate their support for the compensation of the Named Executive Officers by approving the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

The vote on the say-on-pay proposal is advisory only and will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and Compensation Committee appreciate the opinions that the Company’s stockholders express in their votes and will consider the outcome of the vote in connection with future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE SAY-ON-PAY PROPOSAL

PROPOSAL #4:
NON-BINDING ADVISORY VOTE ON
THE FREQUENCY OF THE SAY-ON-PAY VOTE
(SAY-ON-FREQUENCY)

Pursuant to Section 14A of the Exchange Act and the rules and regulations promulgated thereunder, the Company’s stockholders will also be asked at the Annual Meeting to vote, on a non-binding advisory basis, on whether the stockholders’ advisory vote on the say-on-pay proposal should be held every year, every other year or every three years (sometimes referred to herein as the “say-on-frequency proposal”).

After careful consideration of the frequency alternatives, the Board of Directors believes that the say-on-pay proposal should be presented to a vote of the Company’s stockholders every three years. As discussed above, the Board of Directors believes that the Company’s executive compensation program is designed to provide compensation that is commensurate and aligned with the performance of the Company and the executives. In addition, the Board of Directors believes a three-year period will allow the Company’s stockholders to better judge the Company’s executive compensation program in relation to performance over time. The Board of Directors further believes that giving the Company’s stockholders the right to cast an advisory vote on the say-on-pay proposal every three years will provide the Board of Directors with sufficient time to thoughtfully consider stockholder input, including voting results, and to effectively implement any changes to the Company’s executive compensation program it deems appropriate.

The vote on the say-on-frequency proposal is advisory only and will not be binding upon the Company or the Board of Directors, and the Board of Directors may decide that it is in the best interests of the Company and its stockholders to hold future advisory votes on the say-on-pay proposal more or less frequently than the option selected by the stockholders. However, the Board of Directors appreciates the opinions that the Company’s stockholders express in their votes and will consider the outcome of the vote when establishing the frequency of future advisory votes on the say-on-pay proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
THE NON-BINDING ADVISORY VOTE ON THE SAY-ON-PAY PROPOSAL
TO BE HELD “EVERY THREE YEARS”

AUDIT COMMITTEE REPORT

From the beginning of the 2012 fiscal year through August 10, 2012, the Audit Committee consisted of Philippe Gadal, Pharm.D., Chairman, Gerald E. Gallwas and David M. Templeton. On August 10, 2012, Gerald E. Gallwas resigned from the Audit Committee (but he has continued as a member of the Board of Directors). Accordingly, from August 11, 2012 through the end of the 2012 fiscal year, the Audit Committee consisted of, and the Audit Committee currently consists of, Dr. Gadal, Chairman, and Mr. Templeton. As a “smaller reporting company,” as such term is defined under the Exchange Act, and in accordance with applicable rules and regulations of the NYSE MKT, the Company is permitted to have an audit committee consisting of just two members.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 with management and the Company’s independent auditors for the fiscal year ended December 31, 2012, Mayer Hoffman McCann P.C. (“MHM”).

The Audit Committee also discussed with MHM the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from MHM required by applicable requirements of the Public Company Accounting Oversight Board regarding MHM’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with MHM its independence from the Company. When considering MHM’s independence, the Audit Committee considered whether MHM’s provision of services to the Company was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to MHM for audit and non-audit services.

The Audit Committee also met with MHM, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review and these meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Submitted by the Members of the Audit Committee:

Philippe Gadal, Pharm.D., Chairman
David M. Templeton

Principal Accounting Fees and Services

The following table sets forth the aggregate fees billed to the Company by Grant Thornton LLP (“GT”), the Company’s principal accountant for the fiscal year ended December 31, 2011 and for the period ended May 15, 2012, and MHM, which succeeded GT as the Company’s principal accountant effective on May 15, 2012 for the fiscal year ended December 31, 2012.

	For the years ended December 31,
	2012	2011
Audit Fees	$190,000	$253,875
Audit-Related Fees	16,195	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$206,195	$253,875

In the table above, pursuant to their definitions under the applicable regulations of the SEC, “audit fees” are fees for professional services rendered for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements, and primarily include accounting consultations and audits in connection with potential acquisitions; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

The “audit-related fees” in the table above are attributed to professional services provided by MHM in connection with the pro forma financial statements and other financial information included in the current report on Form 8-K/A that the Company filed in connection with its acquisition of Drew Scientific and JAS Diagnostics, Inc.

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed by the Company’s principal accountant, except in those instances which do not require such pre-approval pursuant to the applicable regulations of the SEC. The Audit Committee has established policies and procedures for its pre-approval of audit services and permitted non-audit services and, from time to time, the Audit Committee reviews and revises its policies and procedures for pre-approval.

MHM has advised the Company that MHM leases substantially all of its personnel, who work under the control of MHM’s shareholders, from wholly-owned subsidiaries of CBIZ, Inc., in an alternative practice structure. Accordingly, substantially all of the hours expended on MHM’s engagement to audit the Company’s financial statements for the year ended December 31, 2012 were attributed to work performed by persons other than MHM’s full-time, permanent employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates, as of August 1, 2013, information about the beneficial ownership of the Company’s Common Stock by (i) each director, (ii) each Named Executive Officer, (iii) all directors and executive officers as of August 1, 2013 as a group and (iv) each person who the Company knows beneficially owns more than 5% of the Company’s Common Stock. All such shares were owned directly with sole voting and investment power unless otherwise indicated.

Name	Shares (#)(1)		Percent of Class (%)
ERBA Diagnostics Mannheim GmbH(2) Mallaustr 69-73 Mannheim, Germany 68219	60,034,713		88.7%
Transasia Bio-medicals Ltd.(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Suresh Vazirani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Kishore “Kris” Dudani(2) Transasia House 8 Chandivali Studio Road Mumbai, India 400072	60,034,713		88.7%
Kevin D. Clark(7)	260,160	(7)	*
Arthur R. Levine(3)	—		—
Philippe Gadal, Pharm.D.	64,041	(8)	*
Gerald E. Gallwas	42,788	(9)	*
John B. Harley, M.D., Ph.D.	190,000	(10)	*
Prakash Patel(4)	—		—
Arlene Rodriguez(5)	—		—
Sanjiv Suri(6)	—		—
David M. Templeton	64,041	(11)	*
All directors and executive officers as of August 1, 2013 as a group (8 persons)	60,637,743		88.7%

*	Represents beneficial ownership of less than 1%.
(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act.
(2)	Includes 60,026,313 shares of the Company’s Common Stock owned directly by ERBA Mannheim (of which 4,666,666 remain to be purchased by ERBA Mannheim under the Stock Purchase Agreement and 19,400,000 remain to be exercised by ERBA Mannheim under the Warrant, in each case, as further described above) and 8,400 shares of the Company’s Common Stock owned directly by Erba Lachema s.r.o. On September 2, 2010, ERBA, Transasia Bio-medicals Ltd., Erba Lachema s.r.o. and Messrs. Vazirani and Dudani filed a Schedule 13D as a “group,” as such term is used in Section 13(d) of the Exchange Act, and which Schedule 13D was amended by them on July 5, 2011. As set forth in the Schedule 13D, as amended, each of ERBA Mannheim, Transasia and Messrs. Vazirani and Dudani may be deemed to have an aggregate beneficial ownership of 60,034,713, or 88.7%, of the issued and outstanding shares of the Company’s Common Stock; provided, however, that each of Messrs. Vazarani and Dudani disclaims such beneficial ownership except to the extent of his pecuniary interest therein.

Erba Lachema s.r.o. may only be deemed to be the beneficial owner of the 8,400 shares of the Company’s Common Stock that it owns directly.
(3)	Mr. Levine served as the Company’s Chief Financial Officer, Vice President — Finance and Secretary until May 30, 2012, when his employment with us ceased. Mr. Levine is included in this table because he is a Named Executive Officer.
(4)	Mr. Patel, who has served as the Company’s Assistant Controller since June 3, 2013, became the Company’s Principal Financial Officer and Principal Accounting Officer on June 30, 2013.
(5)	Ms. Rodriguez served as the Company’s Controller, Principal Financial Officer and Principal Accounting Officer until June 30, 2013, the effective date of her resignation. Ms. Rodriguez is included in this table because she is a Named Executive Officer.
(6)	Mr. Suri joined the Board of Directors on May 8, 2013 and became the Company’s Interim Chief Executive Officer on August 1, 2013.
(7)	Mr. Clark served as the Company’s Chief Executive Officer, Chief Operating Officer and President until July 31, 2013, the effective date of his resignation. Mr. Clark is included in this table because he is a Named Executive Officer. Includes options to purchase 100,000 shares of the Company’s Common Stock granted to Mr. Clark and 139,260 shares of the Company’s Common Stock owned by Mr. Clark through our 401(k) Plan.
(8)	Includes options to purchase 64,041 shares of the Company’s Common Stock granted to Dr. Gadal.
(9)	Includes options to purchase 42,788 shares of the Company’s Common Stock granted to Mr. Gallwas.
(10)	Includes options to purchase 190,000 shares of the Company’s Common Stock granted to Dr. Harley.
(11)	Includes options to purchase 64,041 shares of the Company’s Common Stock granted to Mr. Templeton.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named as proxy holders will have the discretion to vote any shares of the Company’s Common Stock for which they hold proxies in accordance with their best judgment. If, for any reason, any of the nominees for election to the Board of Directors is not available as a candidate for director, then the persons named as proxy holders will vote any shares of the Company’s Common Stock for which they hold proxies for such other candidate(s) as may be nominated by the Board of Directors.

INDEPENDENT PUBLIC ACCOUNTANTS

Mayer Hoffman McCann P.C. (“MHM”) has been selected by the Company’s Audit Committee to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

During the fiscal year ended December 31, 2012, MHM acted as the Company’s independent registered public accounting firm since May 15, 2012.

Grant Thornton LLP (“GT”) acted as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011 and, during the fiscal year ended December 31, 2012, for the period ended May 15, 2012.

On May 15, 2012, the Company, upon the approval of the Audit Committee, dismissed GT as the Company’s independent registered public accounting firm. The Company’s decision to dismiss GT was made in connection with the Company’s election to engage a new independent registered public accounting firm.

The audit report of GT on the Company’s financial statements for the fiscal year ended December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2011 and the interim period through May 15, 2012, the Company had no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its reports. In addition, during that time, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On May 15, 2012, the Company appointed MHM as its new independent registered public accounting firm for the Company’s fiscal year ended December 31, 2012. The decision to appoint MHM was made and approved by the Audit Committee.

During the fiscal year ended December 31, 2011 and the interim period through May 15, 2012, the Company had not consulted with MHM regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Representatives of MHM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING

This Proxy Statement (including a form of the accompanying Proxy Card) is available at www.erbadiagnostics.com/proxystatements.html, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2012 is available at www.erbadiagnostics.com/annualreports.html.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014, and to be included in the Company’s proxy statement and form of proxy for that meeting, must be in writing and in compliance with applicable rules and regulations and received by the Secretary of the Company at its main offices at 14100 N.W. 57th Court, Miami Lakes, Florida 33014 no later than April 24, 2014. In addition to any other applicable requirements, for a stockholder to properly present any proposal at the annual meeting of stockholders of the Company to be held during the fiscal year ending December 31, 2014, but not to be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in writing and in compliance with the Company’s Bylaws and received by the Secretary of the Company at its main offices, as listed above, no earlier than April 24, 2014 and no later than June 23, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Sanjiv Suri,
Interim Chief Executive Officer

August 22, 2013

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ERBA DIAGNOSTICS, INC.

ERBA Diagnostics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the corporation resolutions were duly adopted setting forth a proposed amendment to the corporation’s Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the corporation’s stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of the corporation be amended by changing subsection (c) of Article Fifth so that, as amended hereby, said subsection (c) of Article Fifth shall be and read as follows:

“Commencing at the annual meeting of stockholders to be held during the fiscal year ending December 31, 2014, and at each annual meeting of stockholders thereafter, directors will be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Each director whose term does not expire at the annual meeting of stockholders to be held during the fiscal year ending December 31, 2014, will hold office until the annual meeting of stockholders for the fiscal year in which such director’s term expires. Except as the General Corporation Law of Delaware may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the corporation’s stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by its duly authorized officer, effective as of this     day of            , 2013.

By:	Name: Title:

A-1

Appendix B

ERBA Diagnostics, Inc.
14100 N.W. 57th Court
Miami Lakes, Florida 33014

PROXY

This Proxy is solicited on behalf of the Board of Directors of ERBA Diagnostics, Inc.

I (whether one or more of us) appoint Sanjiv Suri and Mohan Gopalkrishnan, and each of them separately, as my proxies, each with the power to appoint his substitute, and authorize each of them to vote as designated on the reverse side, all of my shares of Common Stock of ERBA Diagnostics, Inc. held of record by me at the close of business on July 12, 2013 at the Annual Meeting of Stockholders to be held on September 10, 2013 and at any postponement or adjournment of the meeting.

When properly executed and returned, this Proxy will be voted in the manner directed by me. If no direction is indicated, this Proxy will be voted “FOR” the election of all three director nominees, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, “FOR” the say-on-pay proposal and “EVERY THREE YEARS” for the say-on-frequency proposal, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

(continued and to be signed on the reverse side)

B-1

The Board of Directors of ERBA Diagnostics, Inc. unanimously recommends a vote “FOR” all three of the nominees for director, “FOR” the amendment of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s Board of Directors, “FOR” the say-on-pay proposal and “EVERY THREE YEARS” for the say-on-frequency proposal.

1.	ELECTION OF DIRECTORS

FOR each nominee listed (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed [ ]	Name	Term of Office
		Kishore “Kris” Dudani Philippe Gadal, Pharm.D. Sanjiv Suri	2016 2016 2014
(INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through such nominee’s name.)
2.	AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
3.	NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (COMMONLY KNOWN AS “SAY-ON-PAY”)

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]
4.	NON-BINDING ADVISORY VOTE ON THE FREQUENCY WITH WHICH THE COMPANY SHOULD HOLD FUTURE ADVISORY VOTES ON NAMED EXECTUIVE OFFICER COMPENSATION (COMMONLY KNOWN AS “SAY-ON-FREQUENCY”)

EVERY YEAR	EVERY OTHER YEAR	EVERY THREE YEARS	ABSTAIN
[ ]	[ ]	[ ]	[ ]

5.   In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

I acknowledge receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the September 10, 2013 meeting.

Dated:            , 2013

Signature

Signature (if held jointly)

(Please date this Proxy Card and sign exactly as your name or names appear on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Please complete, date, sign and mail this Proxy Card promptly in the enclosed envelope. Postage is not necessary if mailed in the United States.

B-2